Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 2-88316) of Detection Systems, Inc. of our report dated June 29, 1998, appearing on page 33 of this Annual Report on Form 10-K.


/S/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
July 14, 1998